UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
PURSUANT TO SECTION 12(b) OR (g) OF THE
SECURITIES EXCHANGE ACT OF 1934

EATON VANCE HIGH INCOME 2021 TARGET TERM TRUST
(Exact Name of Registrant as Specified in Its Charter)

MASSACHUSETTS

81-1338224

(State of Incorporation

(I.R.S. Employer

or Organization)

Identification No.)

Two International Place,
Boston, Massachusetts 02110
(Address of Principal Executive Offices)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of Each Class

Name of Each Exchange On Which

to be so Registered

Each Class is to be Registered

Common Shares of Beneficial Interest,

New York Stock Exchange

$0.01 par value per share

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), please check the following box. ⌧

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), please check the following box. ÿ

Securities Act registration statement file number to which this form relates: 333-209436

Securities to be registered pursuant to Section 12(g) of the Act:

NONE
(Title of Class)

Item 1. Description of Registrant’s Securities to be Registered.

The shares (the “Shares”) to be registered hereunder are common shares of beneficial interest, $0.01 par value per share, of Eaton Vance High Income 2021 Target Term Trust (the “Registrant”). A description of the Shares is contained under the heading “Description of Capital Structure — Common Shares” in the prospectus included in the Registrant’s registration statement on Form N-2, which registration statement was filed under the Securities Act of 1933, as amended, and the Investment Company Act of 1940, as amended, on February 8, 2016 (Registration Nos. 333-209436 and 811-23136, respectively), as the same may be amended, and such description is incorporated herein by reference.

Item 2:  Exhibits.

(a)

The following exhibits are being filed with the Commission:

1.

Registrant’s Registration Statement on Form N-2 is incorporated herein by reference.

2.

Agreement and Declaration of Trust of Registrant, which was filed electronically as exhibit (a) to the Registrant’s Registration Statement on Form N-2, is incorporated herein by reference.

3.

By-Laws of Registrant, which were filed electronically as exhibit (b) to the Registrant’s Registration Statement on Form N-2, are incorporated herein by reference.

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

EATON VANCE HIGH INCOME 2021 TARGET TERM TRUST

Date:  May 5, 2016

By:  /s/ Payson F. Swaffield

Name:  Payson F. Swaffield
Title:  President

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